Exhibit 10.5
COMPANY VOTING AGREEMENT

    This Voting Agreement (this “Agreement”), dated as of March 31, 2021, is entered into by and between KushCo Holdings Inc., a Nevada corporation (the “Company”), Greenlane Holdings Inc., a Delaware corporation (“Parent”), and Nicholas Kovacevich (the “Stockholder”).

    WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, Merger Sub Gotham 1, LLC, a Delaware limited liability company and direct wholly-owned Subsidiary of Parent (“Merger Sub 1”), and Merger Sub Gotham 2, LLC, a Delaware limited liability company and direct wholly-owned Subsidiary of Parent (“Merger Sub 2”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (a) Merger Sub 1 shall be merged with and into the Company, with the Company continuing as the surviving corporation; and (b) the Company shall, immediately after, be merged with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving limited liability company;

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined herein) of, and is entitled to vote (or to direct the voting of), the Existing Shares (as defined herein), and the Existing Shares, together with any other shares or other voting capital stock of the Company and any Shares or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for Shares or other voting capital stock of the Company, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof, being collectively referred to herein as the “Covered Shares”);

WHEREAS, as a condition and inducement to Parent to enter into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares;

WHEREAS, approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at a Company Stockholders Meeting duly called for such purpose, is a condition precedent to the consummation of the Mergers; and

WHEREAS, the Company Board has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers (such transactions, the “Transactions”).

    NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in this Section 1 or in the Merger Agreement, as applicable.

“Affiliate” has the meaning set forth in the Merger Agreement; provided that the Company and its Subsidiaries shall not be deemed an Affiliate of the Stockholder.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Encumbrance” means all transfer and voting restrictions, liens, security interests, mortgages, pledges, hypothecations, easements, covenants, declarations, conditions and restrictions, defects in or clouds on title and other encumbrances of every kind and nature (including options, preemptive right, rights of first negotiation and rights of first refusal), whether arising by agreement, operation of Law or otherwise. The term “Encumber” shall have a correlative meaning.

“Expiration Date” means the date on which this Agreement shall terminate in accordance with its terms.

“Existing Shares” means the Shares that are held by the Stockholder as of the date hereof, as set forth opposite the Stockholder’s name on Schedule 1 hereto together with any other Shares and any Shares issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for Shares, in each case that the Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Permitted Transfer” means a Transfer of any Covered Shares by the Stockholder (x) pursuant to any Rule 10b5-1 plan in effect as of the date hereof or (y)(i) to an Affiliate of the Stockholder, provided that such Affiliate remains an Affiliate of the Stockholder at all times following such Transfer, (ii) to any member of the Stockholder’s immediate family, any Affiliate of the Stockholder’s immediate family, or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family (or any Affiliate of the Stockholder or any Affiliate of the Stockholder’s immediate family), in each case for estate planning purposes, (or (iii) by will or intestacy; provided, in each of case (i), (ii), and (iii) of this clause (y), that, prior to the effectiveness of such Transfer, such transferee executes and delivers to the Company a counterpart of this Agreement or such other written agreement, in form and substance acceptable to the Company, assuming all of the Stockholder’s obligations hereunder with respect of the securities subject to such Transfer and agreeing to be bound by the terms of this Agreement with respect to the securities subject to such Transfer to the same extent as the Stockholder is bound hereunder, and making each of the representations and warranties hereunder with respect to the securities transferred as the Stockholder shall have made hereunder.

“Transfer” means (a) when used as a verb, to offer, transfer, sell, assign, gift, tender, exchange, Encumber or otherwise dispose of Beneficial Ownership or record ownership of any Covered Shares, whether directly or indirectly, and (b) when used as a noun, a direct or indirect offer, transfer, sale, assignment, gift, tender, exchange or other disposition of any Beneficial Ownership of any Covered Shares, in each of case (a) and (b), whether voluntary or involuntary, by operation of Law, Contract or by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise.

2.Stockholder Voting Obligations. The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the stockholders of the Company, however and whenever called, including any adjournment or postponement thereof, to vote on any matter contemplated by this Agreement and in connection with any action contemplated by this Agreement proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to count as present, vote thereon or consent thereto:

(a)appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)(i) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares, to the extent applicable, in favor of the approval and adoption of the Merger Agreement and the approval of the Mergers and the other Transactions, and any action reasonably requested by Parent in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration if there are not sufficient votes for approval and adoption of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; and (ii) vote (or cause to be voted), in person or by proxy, all of the Covered Shares against and, with respect to all the Covered Shares, not approve by written consent (A) any action or agreement that would reasonably be expected to result in any of the conditions contained in the Merger Agreement not being fulfilled or satisfied or that would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement; (B) unless the Stockholder has received the written consent of Parent to the contrary (which consent may be granted or withheld by Parent in Parent’s sole discretion), any Company Alternative Acquisition Agreement, any Company Acquisition Proposal, or any Company Superior Proposal; and (C) unless the Stockholder has received the written consent of Parent to the contrary (which consent may be granted or withheld by Parent in Parent’s sole discretion), any other action, agreement or transaction involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Mergers, the other Transactions, this Agreement, the performance by the Company of its obligations under the Merger Agreement, or the performance by the Stockholder of the Stockholder’s obligations under this Agreement or to dilute in any material respect the benefits to the Company of the Mergers and the other Transactions.

3.Other Covenants.

(a)Prohibition on Transfers. Until the Expiration Date, the Stockholder agrees that the Stockholder shall not, except in accordance with the terms of this Agreement, the Merger Agreement or the Transactions or in connection with any Permitted Transfer, (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including the right or power to vote any Covered Shares); (ii) enter into any agreement, arrangement or understanding with respect to a Transfer of any of the Covered Shares or (iii) enter into any binding voting arrangement, whether by irrevocably proxy, voting agreement or otherwise, with respect to any of the Covered Shares; provided, that this clause (iii) shall not prevent the Stockholder from granting any revocable proxy in connection with any annual meeting of stockholders of the Company. Any Transfer in violation of this Section 3(a) shall be void ab initio. The Stockholder hereby consents to the entry of stop transfer instructions by Parent of any transfer of the Covered Shares unless such transfer is made in compliance with this Agreement.

(b)Non-Solicitation; Support of Company Acquisition Proposals. Prior to the Expiration Date, the Stockholder agrees in its capacity as a stockholder of the Company that it shall not, and shall not authorize (and shall use commercially reasonable efforts to cause each of its Affiliates and Representatives not to), directly or indirectly through another Person (i) solicit, initiate, seek or knowingly encourage or knowingly facilitate any inquiry, discussion, request, proposal or offer with respect to, or the announcement, making or completion of, any Company Acquisition Proposal, or any inquiry, discussion, request, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any Person other than Parent or its Representatives, any non-public information or data with respect to any Company Acquisition Proposal, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case, providing for a Company Acquisition Proposal (other than a Company Alternative Acquisition Agreement), or (iv)  agree to or propose publicly to do any of the foregoing. Subject to the other provisions of this Section 3(b), from and after the date of this Agreement, the Stockholder shall, and shall cause its Affiliates and its or their respective Representatives to, immediately cease any solicitations, discussions or negotiations with any Person that may be ongoing with respect to any Company Acquisition Proposal and shall terminate access of any such Person to any data room (virtual or actual) containing any information relating to the Company or its Subsidiaries with respect to any Company Acquisition Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 3(b) by any of the Stockholder’s Affiliates or representatives shall be deemed to be a breach of this Section 3(b) by the Stockholder. Notwithstanding the foregoing, each Stockholder, its Affiliates and its and their respective representatives may engage in the activities prohibited by this Section 3(b) to the extent that the Company is permitted to engage in such activities pursuant to the terms of the Merger Agreement, but only if such Stockholder and its Affiliates and its and their respective representatives each comply with the terms of the Merger Agreement as if they were the Company.

(c)Further Assurances. From time to time until the Expiration Date, at Parent’s reasonable request and without further consideration, the Stockholder agrees to cooperate with Parent in making all filings and obtaining all consents of Governmental Entities and third parties and the Stockholder hereby authorizes Parent and/or the Company to publish and disclose in the

Prospectus/Proxy Statement and in any announcement or disclosure required by the SEC about the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

(d)No Ownership Interest. Notwithstanding anything herein to the contrary, the parties hereto agree and acknowledge that nothing contained in this Agreement shall be deemed, upon execution or otherwise, to vest in Parent or any other Person (other than Stockholder) any direct or indirect beneficial or other ownership or incidence of ownership of or with respect to any Covered Shares, including, without limitation, for purposes of the Company’s certificate of incorporation or otherwise. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein. Notwithstanding anything herein to the contrary, the provisions of this Agreement shall be construed in a manner that shall not vest Parent or any other Person (other than the Stockholder) with any beneficial ownership of the Covered Shares and, to the extent any of the provisions of this Agreement would otherwise vest Parent or any other Person (other than the Stockholder) with beneficial ownership of any of the Covered Shares for purposes of the Company’s certificate of incorporation or otherwise, such provisions shall be modified (and any applicable rights, covenants or obligations relating to the Covered Shares limited) to the extent necessary such that no beneficial ownership shall be vested in the Company or such other Person.

4.Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent, its successors and assigns as follows:

(a)Ownership. The Stockholder is the record and/or Beneficial Owner of the Existing Shares, as set forth on Schedule I. The Stockholder has good and valid title to the Existing Shares, free and clear of any Encumbrances, voting trusts, voting agreements or similar agreements other than pursuant to this Agreement or the Merger Agreement, or pursuant to applicable federal or state securities laws, the Company’s amended and restated articles of incorporation, the Company’s bylaws or written policies of the Company relating to restrictions upon the trading of securities under applicable securities laws. As of the date hereof, the Existing Shares constitute all of the Shares Beneficially Owned or owned of record by the Stockholder. The Stockholder has sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2 and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares.

(b)Authority. The Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(c)Due Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Stockholder and, assuming that this Agreement constitutes a valid and binding obligation of Parent, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If the Stockholder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(d)No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations under this Agreement will not, (i) conflict with or violate any Law applicable to the Stockholder or by which any of the Stockholder’s assets or properties is bound, (ii) conflict with or result in a breach of any organizational documents of the Stockholder, if any, (iii) conflict with, result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrances on the properties or assets of the Stockholder pursuant to, any trust, loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, commitment, arrangement or understanding or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder and/or any of the Stockholder’s assets or properties is bound, or (iv) be subject to compliance with filing requirements as may be required under applicable securities laws, violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to the Stockholder; except, under clauses (i), (ii), (iii) or (iv), where the absence of filing or authorization, conflict, violation, breach, or default would not prevent, impair or adversely affect the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e)Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby on a timely basis does not and will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the SEC.

(f)Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened in writing, against or affecting the Stockholder that prevents, impairs or adversely affects the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g)Receipt; Reliance by Parent. The Stockholder has received and reviewed a copy of the Merger Agreement. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution, delivery and performance of this

Agreement by the Stockholder and the representations and warranties of the Stockholder contained herein. The Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Mergers and the other Transactions.

5.Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder, its successors and assigns as follows:

(a)Authority. Parent is duly formed or organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has the requisite capacity and authority to execute and deliver this Agreement, to perform Parent’s obligations hereunder and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
(b)Due Execution and Delivery. This Agreement has been duly authorized, executed and delivered by Parent and, assuming that this Agreement constitutes a valid and binding obligation of the Stockholder, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(c)No Violation. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to Parent or by which any of Parent’s assets or properties is bound, (ii) conflict with or result in a breach of any organizational documents of Parent; (iii) conflict with, result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrances on the properties or assets of Parent pursuant to, any trust, loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, commitment, arrangement or understanding or other instrument or obligation of any kind to which Parent is a party or by which Parent and/or any of Parent’s assets or properties is bound, or (iv) be subject to compliance with filing requirements as may be required under applicable securities laws, violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to Parent; except, under clauses (i), (ii), (iii) or (iv), where the absence of filing or authorization, conflict, violation, breach, or default would not prevent, impair or adversely affect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6.Termination. The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (a) the mutual written agreement of the Stockholder and Parent, (b) the Merger 1 Effective Time, (c) a Company Adverse Recommendation Change, and (d) the termination of the Merger Agreement in accordance with its terms; provided that this Section 6 and Section 9 shall survive any termination of this Agreement.

7.Action by Stockholder Capacity Only. Parent acknowledges that the Stockholder has entered into this Agreement solely in the Stockholder’s capacity as the record and/or Beneficial Owner of the Covered Shares (and not in any other capacity, including without limitation, any capacity as a director or officer of the Company). Nothing herein shall (a) limit or affect any actions taken by the Stockholder or the Stockholder’s Affiliates or designees, or require the Stockholder or the Stockholder’s Affiliates or designees to take any action, in each case, in his or her capacity as a director or officer of the Company (including exercising rights of the Company or the Company Board under the Merger Agreement), and any actions taken, or failure to take any actions, by such Person in such capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement, or (b) be construed to prohibit, limit or restrict the Stockholder or any of the Stockholder’s Affiliates or designees from exercising the their fiduciary duties to the Company or its stockholders.

8.Waiver of Certain Actions. The Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Mergers) or (b) alleging a breach of any duty of the Company Board or the Parent Board in connection with the Merger Agreement, the Transactions, this Agreement or the transactions contemplated hereby.

9.Miscellaneous.

(a)Entire Agreement. This Agreement (together with Schedule I) and the Merger Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other person any rights or remedies hereunder or thereunder. . Each party hereby acknowledges and agrees that in connection with such party’s entry into this Agreement and the Merger Agreement and agreement to consummate the transactions contemplated hereby and thereby, that such party and its respective Affiliates and each of their respective representatives have relied on no representations or warranties (whether made by or on behalf of any other party hereto or to the Merger Agreement, any of their respective Affiliates, any representative of any of the foregoing or any other Person) other than the representations and warranties expressly set forth herein and in the Merger Agreement.

(b)No Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any purported assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

(c)Amendments. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of Parent and the Stockholder. Notwithstanding anything herein to the contrary, in no event shall the Stockholder have any duty or obligation to vote in favor of the approval or adoption of any amendment to the Merger Agreement (or any of the Transactions under the terms of any amendment to the Merger Agreement). Notwithstanding anything herein to the contrary, the Company hereby agrees that it shall not enter into any amendment to the Merger Agreement without the prior written consent of the Stockholder (which consent may be granted or withheld by the Stockholder in the Stockholder’s sole and absolute discretion).

(d)Notice. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by electronic mail or overnight courier:

If to the Stockholder:

Nicholas Kovacevich,
KushCo Holdings Inc.,
6261 Katella Avenue, Suite 250,
Cypress, CA 90630
Attention:  Nicholas Kovacevich
Email: nicholaskfrancis@gmail.com and nick@kushco.com

with a copy to:
KushCo Holdings Inc.,
6261 Katella Avenue, Suite 250,
Cypress, CA 90630
Attention: Amir Sadr and Nicholas Kovacevich
Email: amir.sadr@kushco.com and nick@kushco.com

If to Parent:
Greenlane Holdings, Inc.
1095 Broken Sound Parkway NW, #300
Boca Raton, FL 33487
Attention: Douglas Fischer, General Counsel
Email: dfischer@greenlane.com

with a copy to:
Morrison & Foerster LLP
2100 L Street, NW, Suite 900
Washington, DC 20037
Attention: David Slotkin, Esq.; Justin R. Salon, Esq.
Email: DSlotkin@mofo.com; JustinSalon@mofo.com

If to the Company:
KushCo Holdings Inc.,
6261 Katella Avenue, Suite 250,
Cypress, CA 90630
Attention: Amir Sadr and Nicholas Kovacevich
Email: amir.sadr@kushco.com and nick@kushco.com

with a copy to:
Reed Smith, LLC.
599 Lexington Ave.,
New York, NY 10022
Attention:  Marc D. Hauser and Jennifer W. Cheng
Email: mhauser@reedsmith.com and jcheng@reedsmith.com

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

(e)Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(f) No Waiver. At any time prior to the Expiration Date, any provision of this Agreement may be waived if such waiver is in writing and signed by the party against whom the waiver is to be effective. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(h)Governing Law. Except as otherwise required by mandatory provisions of the Laws of the State of Nevada with respect to the Stockholder’s ownership of the Shares, this Agreement shall be interpreted, construed and governed by and in accordance with the substantive and procedural Laws of the State of Delaware, without regard to the conflict of laws principles thereof to the extent that such principles would direct a matter to another jurisdiction.

(i)Submission to Jurisdiction. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not claim that such action is brought in an inconvenient forum or that the forum is improper, and (iv) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 9(d) shall be effective service of process for any such action.

(j)Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(j).

(k)Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 9(k). Each party hereto further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(k), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(l)Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”. As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections and Schedules to this Agreement. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

(m)Counterparts; Delivery by Facsimile or Email. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by facsimile or by email with scan attachment, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute original forms thereof and deliver them to all other parties. No party shall raise the use of facsimile or email to deliver a signature or the fact that any signature or contract was transmitted or communicated by facsimile or email with scan attachment as a defense to the formation of a legally binding contract, and each such party forever waives any such defense.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

COMPANY
KUSHCO HOLDINGS, INC.
By: /s/ Nicholas Kovacevich
Name: Nicholas Kovacevich
Title: Chairman and Chief Executive Officer

PARENT
GREENLANE HOLDINGS, INC.

By: /a/ Aaron LoCascio
Name: Aaron LoCascio
Title: Chief Executive Officer

STOCKHOLDER Nicholas Kovacevich /s/ Nicholas Kovacevich

[Signature Page to Company Voting Agreement]

Schedule 1

Nicholas Kovacevich	9,106,517